DISCOVERY COMMUNICATIONS REPORTS FIRST QUARTER 2017 RESULTS

First Quarter 2017 Financial Highlights:

•Revenues increased 3% to $1,613 million (increased 5% excluding currency effects)

•	DCI Net Income decreased 18% to $215 million (decreased 18% excluding currency effects)

•	Including a $0.06 after-tax debt extinguishment charge, diluted EPS decreased $0.05 to $0.37 and Adjusted EPS decreased $0.05 to $0.41 (decreased $0.05 excluding currency effects)
•Repurchased $200 million of stock

Silver Spring, Maryland – May 9, 2017: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the first quarter ended March 31, 2017.

“Improved ratings across many of Discovery’s key distinctive programs and brands, coupled with strong global distribution growth, led to solid organic growth in the first quarter,” said President and CEO David Zaslav. “Beyond our linear business, we continue to focus on new strategic partnerships and investments to help drive our multiplatform growth strategy and ensure that we reach our global superfans on every screen.”

First Quarter Results

First quarter revenues of $1,613 million increased 3% compared to the prior year primarily due to 5% growth at International Networks and 3% growth at U.S. Networks. Adjusted Operating Income Before Depreciation and Amortization (“OIBDA”)(1) increased 5% to $603 million primarily due to 6% growth at U.S. Networks and 7% growth at International Networks. Excluding currency effects, total Company revenues grew 5% and Adjusted OIBDA grew 4%.

First quarter net income available to Discovery Communications, Inc. ("DCI Net Income") decreased 18% to $215 million as higher operating results and lower income tax expense were more than offset by higher losses from equity investees primarily due to the timing of our solar investments, which had a negative impact on net income in the first quarter but are expected to have a positive impact on net income for the full year, a $34 million (or $0.06 per share) after-tax debt extinguishment charge and higher restructuring charges than in the prior year. Diluted earnings per share(2) decreased $0.05, or 12%, to $0.37 due to lower DCI Net Income, partially offset by fewer shares outstanding. Adjusted Earnings Per Diluted Share ("Adjusted EPS")(1), which excludes the impact of amortization of acquisition-related intangible assets, decreased $0.05, or 11%, to $0.41. Adjusted EPS excluding currency effects decreased $0.05, or 11%, and Adjusted EPS excluding currency effects and the debt extinguishment charge increased $0.01, or 2%.

Free cash flow increased to $208 million for the first quarter of 2017 from $47 million in the prior year as cash flow from operations increased significantly to $255 million from $62 million while capital expenditures increased to $47 million from $15 million. Cash flow from operations increased primarily driven by improved operating results and lower cash taxes due partially to the timing of cash tax payments. Capital expenditures increased primarily due to timing and higher technology and infrastructure spending. Free cash flow excluding the impact of currency effects increased 167%. Free cash flow is defined as cash provided by operating activities less purchases of property and equipment.

(1)	See full definitions of Adjusted Operating Income Before Depreciation and Amortization and Adjusted Earnings Per Diluted Share on page 5.
(2)	All per share amounts are calculated using DCI Net Income. See table on page 12 for the full schedule.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended March 31,
	2017	2016	Change
Revenues:
U.S. Networks	$829	$807	3%
International Networks	747	711	5%
Education and Other	37	44	(16)%
Corporate and Inter-Segment Eliminations	—	(1)	NM
Total Revenues	$1,613	$1,561	3%

Adjusted OIBDA:
U.S. Networks	$501	$473	6%
International Networks	194	182	7%
Education and Other	(6)	(1)	NM
Corporate and Inter-Segment Eliminations	(86)	(80)	(8)%
Total Adjusted OIBDA	$603	$574	5%

U.S. Networks

(dollars in millions)	Three Months Ended March 31,
	2017	2016	Change
Revenues:
Distribution	$408	$390	5%
Advertising	405	402	1%
Other	16	15	7%
Total Revenues	$829	$807	3%
Adjusted OIBDA	$501	$473	6%
Adjusted OIBDA Margin	60%	59%

U.S. Networks’ revenues for the first quarter 2017 increased 3% to $829 million, driven by 5% distribution growth and 1% advertising growth. Distribution revenue growth was primarily driven by higher rates partially offset by a slight decline in subscribers and, to a lesser extent the growth was driven by contributions from other distribution revenues. Other distribution revenues were comprised of content deliveries under licensing agreements. Advertising revenues increased 1% primarily due to higher pricing and continued monetization of our GO platform, partially offset by lower delivery and the impact of the Group Nine transaction(1). Excluding the impact of the Group Nine transaction, advertising revenues would have increased 2%.

Operating expenses decreased 2% compared to the prior year primarily due to lower content amortization and impairment costs, lower personnel costs, and the impact of the Group Nine transaction, partially offset by higher marketing and research costs. Adjusted OIBDA increased 6% to $501 million due to higher revenues and lower operating costs.

(1)	The Company completed its investment, including the contribution and, therefore, deconsolidation of Seeker and SourceFed, in Group Nine on December 2, 2016.

International Networks

(dollars in millions)	Three Months Ended March 31,
	2017	2016	Change
Revenues:
Distribution	$447	$411	9%
Advertising	282	285	(1)%
Other	18	15	20%
Total Revenues	$747	$711	5%
Adjusted OIBDA	$194	$182	7%
Adjusted OIBDA Margin	26%	26%

International Networks’ revenues for the first quarter increased 5% to $747 million and Adjusted OIBDA increased 7% to $194 million. Changes in foreign currency exchange rates reduced International Networks’ revenue growth by 3% and increased Adjusted OIBDA growth by 3%. Excluding currency effects, total revenues increased 8%. Distribution revenues, excluding the impact of currency effects, grew 10% mostly due to higher affiliate rates in Europe as a result of our continuing investment in sports, as well as a higher number of subscribers and higher affiliate rates in Latin America. Advertising revenues, excluding the impact of currency effects, increased 3% due to growth in the Nordics (primarily due to the absence of the Telenor blackout that occurred in the first quarter of 2016) as well as growth in CEEMEA and Latin America, partially offset by declines in the U.K. and Asia due to ratings and market challenges.

Operating expenses increased 5%, or 9% excluding the impact of foreign currency exchange rates, primarily due to increased sports and other content and production costs. Excluding the impact of foreign currency exchange rates, Adjusted OIBDA increased 4%, reflecting revenue growth, partially offset by higher operating expenses.

Education and Other

(dollars in millions)	Three Months Ended March 31,
	2017	2016	Change
Revenues	$37	$44	(16)%
Adjusted OIBDA	$(6)	$(1)	NM

Education and Other revenues for the first quarter 2017 decreased $7 million compared to the the prior year primarily due to the timing of production deliveries at the Studios production business. Adjusted OIBDA decreased $5 million primarily due to lower Studios revenues and additional investments in the Education business.

Corporate and Inter-Segment Eliminations

Adjusted OIBDA for the first quarter 2017 decreased $6 million compared to the prior year due to higher personnel and legal costs.

STOCK REPURCHASE

During the quarter, the Company, pursuant to its existing stock repurchase program, repurchased 5.2 million shares of its Series C common stock at an average price of $26.97 per share, for a total of $140 million. On February 16, 2017, the Company repurchased 1.2 million Series C convertible preferred shares from Advance/Newhouse Programming Partnership ("ANPP") at $49.89 per share (or $24.95 per share on an as converted to common basis), for a total of $60 million pursuant to the previously announced share repurchase agreement described below between the Company and ANPP. In total, the Company spent $200 million on share repurchases during the first quarter of 2017.

Through March 31, 2017, the Company had repurchased a total of 155.0 million shares of Series C common stock and 2.8 million shares of its Series A common stock under its stock repurchase program. In aggregate, including the 34.4 million Series C convertible preferred shares acquired from ANPP and from Advance Programming Holdings, LLC, this represents $8.2 billion of the Company's shares since buyback activity was authorized in 2010, at an average price of $26.48 per share on an adjusted basis(1). Note that the aggregate share numbers have not been adjusted to reflect the stock dividend that was distributed in August 2014.

On May 22, 2014, the Company entered into a share repurchase agreement with ANPP to repurchase its shares of the Company’s Series C convertible preferred stock, on a quarterly basis, in proportion to the Company's repurchases under its stock repurchase program in a manner that is intended to maintain ANPP's current ownership percentage of the Company. This agreement was amended by letter agreement on August 25, 2014.

OTHER ITEMS

On April 28, 2017, the Company sold its production studios Raw and Betty to All3Media, a U.K.-based television, film and digital production and distribution company. The Company owns 50% of All3Media and accounts for its investment in All3Media under the equity method of accounting. The Company expects to record a small gain for the disposition of Raw and Betty in the quarter ending June 30, 2017.

On March 13, 2017, Discovery Communications, LLC ("DCL"), a wholly-owned subsidiary of the Company, issued $450 million principal amount of 3.80% senior notes due March 13, 2024 and an additional $200 million principal amount of its existing 4.90% senior notes due March 11, 2026 in a registered public offering. DCL used the proceeds from the offering to repurchase through a cash tender offer $511 million aggregate principal amount of DCL's 5.05% senior notes due 2020 and $89 million aggregate principal amount of DCL's 5.625% senior notes due 2019. The repurchase resulted in a pretax loss on extinguishment of debt of $54 million.

FULL YEAR 2017 OUTLOOK(2)

Discovery will provide forward-looking guidance in connection with this quarterly earnings announcement on its quarterly earnings conference call and webcast referenced hereafter.

(1)
The average repurchase price was calculated by dividing a) the aggregate amount spent on share repurchases since the inception of share repurchases in 2010 ($8.2 billion) by b) the number of shares that would have been repurchased if the Series C Common Stock special dividend paid on August 6, 2014 occurred prior to the inception of share repurchases in 2010. For each common share repurchased prior to August 6, 2014, we assume one additional share of Class C Common Stock was repurchased for no additional consideration. For each Series C convertible preferred share repurchased, we assume each preferred share would have converted into two Series C common shares.

(2)
Discovery is unable to provide a reconciliation of the forward-looking guidance to GAAP measures as, at this time, Discovery cannot determine the adjustments that would be required, including those related to fluctuations in foreign currency exchange rates.

NON-GAAP FINANCIAL MEASURES

In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA, Adjusted EPS and free cash flow. These non-GAAP measures should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 10 for reconciliations to the most comparable GAAP measures.

Adjusted OIBDA and Adjusted OIBDA Excluding the Impact of Currency Effects
The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as operating income excluding: (i) mark-to-market share-based compensation, (ii) depreciation and amortization, (iii) restructuring and other charges, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, and (vi) certain inter-segment eliminations related to production studios. For the current period presented, the Company no longer excludes amortization of deferred launch incentives in calculating total Adjusted OIBDA as this expense is not material.

The Company uses Adjusted OIBDA to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes mark-to-market share-based compensation, restructuring and other charges, certain impairment charges, and gains and losses on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility. The Company also excludes depreciation of fixed assets and amortization of intangible assets as these amounts do not represent cash payments in the current reporting period. Additionally, certain corporate expenses are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Refer to page 6 for our methodology for calculating growth rates excluding the impact of currency effects.

Adjusted EPS and Adjusted EPS Excluding the Impact of Currency Effects
Adjusted EPS is defined as earnings excluding the impact of amortization of acquisition-related intangible assets per diluted share.  Note that given the change in conversion ratio for our preferred stock, the preferred shares are now only included in the diluted share count. The Company believes Adjusted EPS is relevant to investors because this metric allows them to evaluate the performance of the Company's operations exclusive of the non-cash amortization of acquisition-related intangible assets that impact the comparability of results from period to period. Refer to page 6 for our methodology for calculating growth rates excluding the impact of currency effects.

Free Cash Flow and Free Cash Flow Excluding the Impact of Currency Effects
The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders. Refer to page 6 for our methodology for calculating growth rates excluding the impact of currency effects.

Methodology for Calculating Growth Rates Excluding the Impact of Currency Effects
The impact of exchange rates on our business is an important factor in understanding period to period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis ("ex-FX"), in addition to results reported in accordance with GAAP, provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with GAAP.

The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate (which is based on a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process) (the “2017 Baseline Rate”) and the prior year amounts translated at the same 2017 Baseline Rate. In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies.

Conference Call Information

Discovery Communications, Inc. will host a conference call today, May 9, 2017 at 8:30 a.m. ET to discuss its first quarter results. To listen to the call, visit http://discoverycommunications.com or dial 1-844-452-2811 inside the U.S. and 1-574-990-9832 outside of the U.S., using the following passcode: DISCA.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 14, 2017. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in our programming and strategic growth initiatives. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Corporate Communications	Investor Relations
Bill Launder (212) 548-5693	Jackie Burka (212) 548-5642
bill_launder@discovery.com	jackie_burka@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Revenues:
Distribution	$855	$801
Advertising	687	687
Other	71	73
Total revenues	1,613	1,561
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	607	592
Selling, general and administrative	415	408
Depreciation and amortization	80	79
Restructuring and other charges	24	6
Gain on disposition	—	(13)
Total costs and expenses	1,126	1,072
Operating income	487	489
Interest expense	(91)	(85)
Loss on extinguishment of debt	(54)	—
Loss from equity investees, net	(53)	(8)
Other expense, net	(13)	(16)
Income before income taxes	276	380
Income tax expense	(55)	(111)
Net income	221	269
Net income attributable to redeemable noncontrolling interests	(6)	(6)
Net income available to Discovery Communications, Inc.	$215	$263

Net income per share available to Discovery Communications, Inc. Series A, B and C common stockholders:
Basic	$0.37	$0.42
Diluted(1)	$0.37	$0.42

Weighted average shares outstanding:
Basic	389	413
Diluted(1)	588	630

(1) Diluted shares adjust for the potential dilution that would occur if common stock equivalents, including convertible preferred stock and share-based awards, were converted into common stock or exercised.

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$267	$300
Receivables, net	1,560	1,495
Content rights, net	395	310
Prepaid expenses and other current assets	369	397
Total current assets	2,591	2,502

Noncurrent content rights, net	2,038	2,089
Property and equipment, net	504	482
Goodwill, net	8,077	8,040
Intangible assets, net	1,489	1,512
Equity method investments, including note receivable	690	557
Other noncurrent assets	473	490
Total assets	$15,862	$15,672

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$200	$241
Accrued liabilities	1,008	1,075
Deferred revenues	194	163
Current portion of debt	132	82
Total current liabilities	1,534	1,561

Noncurrent portion of debt	7,970	7,841
Deferred income taxes	429	467
Other noncurrent liabilities	345	393
Total liabilities	10,278	10,262

Redeemable noncontrolling interests	249	243

Equity:
Preferred stock	2	2
Common stock	5	5
Additional paid-in capital	7,146	7,046
Treasury stock, at cost	(6,496)	(6,356)
Retained earnings	5,382	5,232
Accumulated other comprehensive loss	(704)	(762)
Total equity	5,335	5,167
Total liabilities and equity	$15,862	$15,672

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Three Months Ended March 31,
	2017	2016
Operating Activities
Net income	$221	$269
Adjustments to reconcile net income to cash provided by operating activities:
Share-based compensation expense	21	24
Depreciation and amortization	80	79
Content amortization and impairment expense	458	441
Gain on disposition	—	(13)
Equity in losses of investee companies, net of cash distributions	54	9
Deferred income taxes	(34)	(58)
Loss on extinguishment of debt	54	—
Other, net	3	15
Changes in operating assets and liabilities:
Receivables, net	(44)	(7)
Content rights, net	(474)	(488)
Accounts payable and accrued liabilities	(121)	(148)
Share-based compensation liabilities	(1)	(5)
Income taxes receivable and prepaid income taxes	48	28
Foreign currency and other, net	(10)	(84)
Cash provided by operating activities	255	62

Investing Activities
Payments for investments	(188)	—
Distributions from equity method investees	5	15
Purchases of property and equipment	(47)	(15)
Proceeds from derivative instruments, net	5	—
Other investing activities, net	1	(1)
Cash used in investing activities	(224)	(1)

Financing Activities
Commercial paper borrowings (repayments), net	54	(93)
Borrowings under revolving credit facility	150	95
Principal repayments of revolving credit facility	(125)	(252)
Borrowings from debt, net of discount and including premiums	659	498
Principal repayments of debt, including discount payment and premiums to par value	(650)	—
Principal repayments of capital lease obligations	(13)	(12)
Repurchases of stock	(200)	(373)
Cash settlement of common stock repurchase contracts	58	—
Distributions to redeemable noncontrolling interests	(3)	(2)
Share-based plan payments, net	(8)	(5)
Other financing activities, net	(6)	(11)
Cash used in financing activities	(84)	(155)

Effect of exchange rate changes on cash and cash equivalents	20	37

Net change in cash and cash equivalents	(33)	(57)
Cash and cash equivalents, beginning of period	300	390
Cash and cash equivalents, end of period	$267	$333

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended March 31, 2017
	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery Communications, Inc.					$215
Net income attributable to redeemable noncontrolling interests					6
Income tax expense					55
Other expense, net					13
Loss from equity investees, net					53
Loss on extinguishment of debt					54
Interest expense					91
Operating income	483	123	(2)	(117)	487
Inter-segment eliminations	6	—	(6)	—	—
Gain on disposition	—	—	—	—	—
Restructuring and other charges	4	17	1	2	24
Depreciation and amortization	8	54	1	17	80
Mark-to-market share-based compensation	—	—	—	12	12
Total Adjusted OIBDA	$501	$194	$(6)	$(86)	$603

	Three Months Ended March 31, 2016
	U.S. Networks	International Networks	Education and Other	Corporate and Inter-Segment Eliminations	Total
Net income available to Discovery Communications, Inc.					$263
Net income attributable to redeemable noncontrolling interests					6
Income tax expense					111
Other expense, net					16
Loss from equity investees, net					8
Loss on extinguishment of debt					—
Interest expense					85
Operating income	461	135	2	(109)	489
Inter-segment eliminations	4	1	(5)	—	—
Gain on disposition	—	(13)	—	—	(13)
Restructuring and other charges	1	5	—	—	6
Depreciation and amortization	7	54	2	16	79
Mark-to-market share-based compensation	—	—	—	13	13
Total Adjusted OIBDA	$473	$182	$(1)	$(80)	$574

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

SELECTED TOTAL COMPANY FINANCIAL METRICS - YEAR OVER YEAR GROWTH RATES REPORTED AND EXCLUDING FOREIGN CURRENCY IMPACT

	Three Months Ended March 31,
	2017	2016	% Change (Reported)	% Change (ex-FX)(1)
Revenues	$1,613	$1,561	3%	5%

Adjusted OIBDA(2)	$603	$574	5%	4%

DCI Net Income	$215	$263	(18)%	(18)%

Diluted EPS	$0.37	$0.42	(12)%	(12)%

Adjusted EPS(2)	$0.41	$0.46	(11)%	(11)%

Free Cash Flow(2)	$208	$47	343%	167%

SELECTED INTERNATIONAL NETWORKS FINANCIAL METRICS - YEAR OVER YEAR GROWTH RATES REPORTED AND EXCLUDING FOREIGN CURRENCY IMPACT

	Three Months Ended March 31,
	2017	2016	% Change (Reported)	% Change (ex-FX)(1)
Revenues
Distribution	$447	$411	9%	10%
Advertising	282	285	(1)%	3%
Other	18	15	20%	29%
Total Revenues	$747	$711	5%	8%

Adjusted OIBDA(2)	$194	$182	7%	4%

(1) Refer to Page 6 for our methodology for calculating growth rates excluding the impact of currency effects.
(2) See full definitions of Adjusted OIBDA, Adjusted EPS and Free Cash Flow on page 5.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

EARNINGS PER SHARE

	Three Months Ended March 31,
	2017	2016
Numerator:
Net income	$221	$269
Less:
Allocation of undistributed income to Series A convertible preferred stock	(52)	(59)
Net income attributable to redeemable noncontrolling interests	(6)	(6)
Net income available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders for basic net income per share	$163	$204
Allocation of net income available to Discovery Communications Inc. Series A, B and C common stockholders and Series C convertible preferred stockholders for basic net income per share:
Series A, B and C common stockholders	143	173
Series C convertible preferred stockholders	20	31
Total	163	204

Add:
Allocation of undistributed income to Series A convertible preferred stockholders	52	59
Net income available to Discovery Communications, Inc. Series A, B and C common stockholders for diluted net income per share	$215	$263

Denominator:
Weighted average Series A, B and C common shares outstanding — basic	389	413
Weighted average impact of assumed preferred stock conversion	195	214
Weighted average dilutive effect of share-based awards	4	3
Weighted average Series A, B and C common shares outstanding — diluted	588	630
Weighted average Series C convertible preferred stock outstanding — basic and diluted	27	36

Basic net income per share available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders:
Series A, B and C common stockholders	$0.37	$0.42
Series C convertible preferred stockholders	$0.74	$0.84

Diluted net income per share available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders:
Series A, B and C common stockholders	$0.37	$0.42
Series C convertible preferred stockholders	$0.74	$0.84

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

CALCULATION OF ADJUSTED EARNINGS PER DILUTED SHARE

	Three Months Ended March 31,
	2017	2016	Change
Diluted net income per share available to Discovery Communications, Inc. Series A, B and C common stockholders	$0.37	$0.42	$(0.05)
Amortization of acquisition-related intangible assets (gross) per share	0.06	0.06	—
Tax effect on amortization of acquisition-related intangible assets per share	(0.02)	(0.02)	—
Adjusted earnings per diluted share	$0.41	$0.46	$(0.05)

CALCULATION OF FREE CASH FLOW

	Three Months Ended March 31,
	2017	2016	Change	% Change
Cash provided by operating activities	$255	$62	$193	311%
Purchases of property and equipment	(47)	(15)	(32)	213%
Free cash flow	$208	$47	$161	343%

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

BORROWINGS
March 31, 2017
5.625% Senior notes, semi-annual interest, due August 2019	$411
5.05% Senior notes, semi-annual interest, due June 2020	789
4.375% Senior notes, semi-annual interest, due June 2021	650
2.375% Senior notes, euro denominated, annual interest, due March 2022	322
3.30% Senior notes, semi-annual interest, due May 2022	500
3.25% Senior notes, semi-annual interest, due April 2023	350
3.80% Senior notes, semi-annual interest, due March 2024	450
3.45% Senior notes, semi-annual interest, due March 2025	300
4.90% Senior notes, semi-annual interest, due March 2026	700
1.90% Senior notes, euro denominated, annual interest, due March 2027	644
6.35% Senior notes, semi-annual interest, due June 2040	850
4.95% Senior notes, semi-annual interest, due May 2042	500
4.875% Senior notes, semi-annual interest, due April 2043	850
Revolving credit facility	575
Commercial paper	102
Capital lease obligations	167
Total debt	8,160
Unamortized discount and debt issuance costs	(58)
Debt, net	8,102
Current portion of debt	(132)
Noncurrent portion of debt	$7,970

SHARE COUNT ROLL FORWARD	Common	Preferred	Total
(Basic shares, in millions)
Total shares outstanding as of December 31, 2016	389.7	97.8	487.5
Shares repurchased	(5.2)	(1.2)	(6.4)
Shares issued – share-based compensation	2.3	—	2.3
Total shares outstanding as of March 31, 2017	386.8	96.6	483.4